UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 22, 2017, American Airlines Group Inc. released the following statement in connection with certain communications to its employees:

American Airlines Group Inc. (American Airlines or the Company) recently received an unsolicited notice from Qatar Airways indicating Qatar Airways’ intention to make a significant investment in American Airlines. As a publicly traded company, American Airlines’ common stock is available for purchase on the Nasdaq Stock Market, and Qatar Airways has indicated that its purchase would be made on the open market.

Consistent with the notice, Qatar Airways has also submitted a filing under the Hart-Scott-Rodino Act (HSR Act) with respect to its potential investment in American Airlines common stock. A filing under the HSR Act is required for an acquisition by Qatar Airways of more than approximately $81 million of American Airlines common stock, and is subject to review by the Antitrust Division of the United States Department of Justice in accordance with the HSR Act. The notice advised that Qatar Airways intends to purchase at least $808 million and, in a conversation between the CEOs of the two companies initiated by the Qatar Airways CEO, Qatar Airways indicated that it has an interest in acquiring approximately a ten percent stake. American Airlines will respond in due course with the appropriate filings required under the HSR Act.

The Company’s Certificate of Incorporation prohibits anyone from acquiring 4.75% or more of the Company’s outstanding stock without advance approval from the Board following a written request in accordance with the procedures set forth therein. The Board has not received any such request. The Company also notes that there are foreign ownership laws that limit the total percentage of foreign voting interest to 24.9%.

The proposed investment by Qatar Airways was not solicited by American Airlines and would in no way change the Company’s Board composition, governance, management or strategic direction. It also does not alter American Airlines’ conviction on the need to enforce the Open Skies agreements with the United Arab Emirates and the nation of Qatar and ensure fair competition with Gulf carriers, including Qatar Airways. American Airlines continues to believe that the President and his administration will stand up to foreign governments to end massive carrier subsidies that threaten the U.S. aviation industry and that threaten American jobs.

* * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: June 22, 2017	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: June 22, 2017	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and
Chief Financial Officer